TECHNICAL  SERVICES  AGREEMENT

BASE  AGREEMENT

                                                   Route  100
International  Business  Machines  Corporation     Somers  NY  10589

AGREEMENT  NO.001737

CUSTOMER:   CINTEL  CORPORATION
            5650  YONGE  STREET,  15TH  FLOOR
            TORONTO,  ONTARIO,  CANADA  M5E  3B6

This Technical Services Agreement between Customer and International Business Machines Corporation ("IBM"), which consists of this Base Agreement, Attachment(s), and Statements of Work shall be referred to as this "Agreement." The term of this Agreement commences on January 30, 2004 and expires on April 30, 2004.

By signing below, the parties each agree to be bound by the terms and conditions of this Agreement, including the initial Attachment and Statement of Work. No additional signatures on the initial Attachments and Statement of Work are required. Subsequent Attachments and Statements of Work under this Base Agreement must be signed by the parties to become effective.

Upon signature by both parties, it is agreed this Agreement constitutes the complete and exclusive agreement between them superseding all contemporaneous or prior agreements and other communications between them, written or oral, relating to the services and deliverables defined in the Agreement, notwithstanding anything contained in any document issued by either party. This Agreement may not be amended or modified except by a written amendment signed by duly authorized signatories of both parties.

The parties expressly acknowledge that they have received and are in possession of a copy of any referenced item that is not physically attached to this Agreement and any such item will be treated as if attached.

ACCEPTED  AND  AGREED  TO:
 CINTEL  CORPORATION
                                 INTERNATIONAL  BUSINESS  MACHINES  CORPORATION

BY: /s/ Sang Don Kim             By:  /s/ Bob Davallou
    --------------------------        ------------------------------

NAME: Sand Don Kim               NAME:  BOB  DAVALLOU

TITLE:  President                TITLE: EXECUTIVE MANAGER, WW CONTRACTS &
                                 BUSINESS PRACTICES, IBM TECHNOLOGY
                                 GROUP

DATE:  Dec. 22, 2003             DATE:  12/22/03

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Technical Services Sales Agreement No. 001737  IBM Confidential SDKIM

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1.0     DEFINITIONS

Capitalized terms in this Agreement have the following meanings. An Attachment may define additional terms; however, those terms apply only to that Attachment.

"ATTACHMENT" means any document attached to the Base Agreement which defines the general terms and conditions of the services to be performed by IBM for Customer.
"CUSTOMER DELIVERABLES" means any part, specification, design, document, report, data, or the like which Customer delivers to IBM under this Agreement as described in a relevant Statement of Work.
"IBM DELIVERABLES" means any prototype, specification, design, document, report, training material, data, code or the like which IBM delivers to Customer under this Agreement as described in a relevant Statement of Work. "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights, worldwide arising under statutory or common law or by contract and whether or not perfected, including, without limitation, all (i) rights to patents and patent applications; (ii) rights associated with works of authorship including copyrights and mask work rights; (iii) rights relating to the protection of trade secrets, know-how, and show-how; (iv) any other proprietary rights relating to intangible property, now existing, or hereafter filed, issued or acquired; and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.
"PERSONNEL" means agents, employees or subcontractors engaged or appointed by Customer or IBM. "PRICES" means the agreed upon payment for IBM Deliverables, including all applicable fees, payments and taxes, as specified in the relevant Statement of Work.
"STATEMENT OF WORK" or "SOW" means any document attached or otherwise incorporated into an Attachment which specifies the details of a specific work task and describes the IBM Deliverables, including any requirements, specifications or schedules.

2.0     AGREEMENT  STRUCTURE

2.1  This Agreement consists of: (i) this Base Agreement; (ii)  Attachments; and
(iii) Statements of Work. An Attachment or SOW may include additional or differing terms and conditions, however such terms and conditions apply only to that Attachment or SOW, as the case may be.

2.2 In the event of conflict or ambiguity among the various documents, the following order of precedence shall apply: 1) Statement of Work; 2) Attachment;
3)  Base  Agreement.

2.3 Purchase orders, order confirmations and order acceptances, if any, will be used to convey information only and, except for part numbers, descriptions and prices, any terms and conditions contained or referenced on those are void and replaced by this Agreement. Customer will request services by issuing written purchase orders to IBM. Purchase orders for services shall be subject to acceptance by IBM.

2.4 Any purchase order submitted by Customer during the term of this Agreement (whether or not it references this Agreement) for services or deliverables from IBM's Technology Group shall be subject to and governed by the terms and conditions of this Agreement, unless there is another signed, written agreement in place between IBM and Customer with respect to the subject matter of the purchase order. The foregoing shall be in effect regardless of whether Customer and IBM have executed any Attachment specific to the IBM Deliverables ordered. If no such Attachment has been executed, then the terms of the Attachment most recently executed by Customer and IBM shall control, except with respect to those matters that are uniquely applicable to the specific service in question (such as specific non-recurring engineering charges, pricing, specific Customer Deliverables and IBM Deliverables). In the event there is more than one signed, written agreement in place between IBM and Customer but none with respect to the subject matter of the purchase order, this Agreement shall take precedence over the other agreements for purchase orders submitted for services and deliverables from IBM's Technology Group.

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3.0     STATEMENT  OF  WORK

3.1 If achievement of a particular milestone in a SOW is dependent upon completion of tasks and/or performance within the control of Customer or by a third party outside of IBM's control, the projected dates for accomplishing any milestones will be appropriately adjusted to reflect any changes in the tasks and/or performance by Customer or such third party.

3.2. Either party may, by written notice to the other, request changes to the SOW, including but not limited to changes to the specifications or work scope. IBM will submit a written report to Customer setting forth the probable effect, if any, of such requested change on Prices, payment or delivery. Except for Mandatory Engineering Changes, no change will be processed without written approval of both IBM and Customer. The parties shall promptly amend the SOW to incorporate any agreed changes. However, if a change does not affect the Prices or payment, in lieu of amending the SOW, IBM and Customer may prepare a written description of the agreed change ("Change Authorization"), which both IBM and Customer must sign. The terms of a Change Authorization prevail over those of the SOW and any of its previous Change Authorizations.

IBM may implement engineering changes required to satisfy governmental standards, protect product or system integrity, or for environmental, health or safety reasons ("Mandatory Engineering Changes"). If requested by IBM, Customer will use reasonable efforts to incorporate Mandatory Engineering Changes in the IBM Deliverables already shipped by IBM. Except for Mandatory Engineering Changes, IBM shall give Customer prior notice of engineering changes affecting the form, fit or function of an IBM Deliverable or service.

4.0     CUSTOMER'S  RESPONSIBILITIES

4.1 Customer will not knowingly use any IBM Deliverable or integrate, promote, sell, or otherwise transfer any IBM Deliverable to any customer or end user for use in any applications where it is reasonably foreseeable that failure of the IBM Deliverable as used in such application(s) would lead to death, bodily injury, or catastrophic property damage. Examples of such applications may include, without limitation, certain uses in nuclear facilities, air traffic control, weapon systems, direct life support machines, aeronautical or automotive applications.

4.2 Customer will not: (1) make any representations or warranties about IBM Deliverables, products, or prototypes other than those IBM specifically authorizes in writing; or (2) take any action or make any commitment on IBM's behalf. Customer agrees that it is responsible for the results obtained from the use of the IBM Deliverables provided under this Agreement.

5.0     PAYMENT

5.1 Customer shall issue purchase order(s) to IBM in a timely manner for the IBM Deliverables provided under this Agreement.

5.2 Prices shall be as set forth in a SOW. IBM shall invoice Customer according to the payment schedule specified in the relevant SOW. Customer shall pay the full amount of the invoice within thirty (30) days of the invoice date, provided however, that IBM shall have the right, in its sole discretion, to require payment before shipment of an IBM Deliverable or payment via letter of credit. IBM may stop shipments to Customer and/or cease work on the IBM Deliverables if Customer does not comply with applicable credit terms or limits or this Agreement. Late payment of invoices will be assessed a charge equal to the lesser of 1.5% of the balance due per month or the statutorily allowed maximum rate of interest in accordance with applicable law. All payments shall be made in U.S. dollars.

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6.0     TAXES


Customer is responsible for all taxes related to any IBM Deliverables and/or services except for taxes based on IBM's net income.

7.0     WARRANTY

UNLESS EXPRESSLY STATED OTHERWISE IN THE ATTACHMENT OR SOW, ALL WORK PERFORMED UNDER THIS AGREEMENT AND ITS RESULTANT DELIVERABLES ARE PROVIDED "AS-IS", WITHOUT WARRANTY OR INDEMNITY OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED.

8.0     INTELLECTUAL  PROPERTY  AND  LICENSES

8.1 IBM shall own any and all Intellectual Property Rights relating to the IBM Deliverables designed, developed, or otherwise created and furnished by IBM during the course of performing services for the Customer under the terms of this Agreement.

8.2 Each party acknowledges that, except for any licenses expressly granted by the other party pursuant to provisions of this Agreement, no rights, immunities, or licenses of any kind, whether arising by implication, estoppel or otherwise, are granted by either party with respect to any of its trademarks, mask works, trade secrets, copyrights, patents or any other intellectual property rights. Any such rights, other than those expressly granted by a party pursuant to provisions of this Agreement, may be granted by the other party only through a separately negotiated, written agreement signed by both parties.

9.0     LIMITATION  OF  LIABILITY

9.1 Circumstances may arise where, because of a default on IBM's part or other liability, Customer is entitled to recover damages from IBM. In each such instance, regardless of the basis on which Customer is entitled to claim damages from IBM (including fundamental breach, negligence, misrepresentation, warranty, or other contract or tort claim), the following terms apply as Customer's exclusive remedy and IBM's exclusive liability. IBM is liable for no more than:
1. damages for bodily injury (including death) caused by the negligence of IBM and damage to real property and tangible personal property caused by the negligence of IBM; and
2. the amount of any other direct damages up to the greater of U.S. One Hundred Thousand Dollars ($100,000) (or equivalent in local currency) or the charges for the IBM Deliverable that is the subject of the claim. This limit also applies to any of IBM's subcontractors. It is the maximum for which IBM and its subcontractors are collectively responsible.
9.2 Under no circumstances is IBM, or its subcontractors, liable for any of the following:
1. third-party claims against Customer for damages (other than those under the first item listed above in Section 9.1);
2.  loss  of,  or  damage  to,  Customer's  records  or  data;  or
3. special, incidental, punitive, consequential or any other indirect damages (including lost opportunities, profits and savings), even if IBM is informed of their possibility.

10.0     EXCHANGE  OF  INFORMATION
 During the course of this Agreement it is anticipated that the parties will exchange confidential information. Such confidential information will be exchanged for the purpose of the Customer identifying its requirements to IBM, and for the purpose of IBM formulating technology and designs which may be used by both parties in their normal business activities, unless otherwise limited elsewhere in this Agreement. Any such exchange of confidential information will be made in accordance with the provisions of a separate confidentiality agreement signed by IBM and the Customer. Customer shall not disclose the existence of or terms or conditions of this Agreement without IBM's prior written approval.
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11.0     TERMINATION

11.1 If either party materially breaches a term of this Base Agreement, an Attachment or SOW, the other party may, at its option, terminate this Agreement, any or all Attachments or any or all SOWs provided the party in breach is given written notice and fails to cure such breach within thirty (30) days. Either party may terminate this Agreement immediately in the event of (i) insolvency, dissolution or liquidation by or against either party, (ii) any assignment of either party's assets for the benefit of creditors, (iii) any act or omission of an act by a party demonstrating its inability to pay debts generally as they become due, (iv) any transfer of substantially all of either party's business or assets to a third party. If IBM has a reasonable basis to believe any of Customer's Deliverables infringe an intellectual property right of any third party, IBM may immediately terminate or suspend its obligations hereunder without liability as to such Customer Deliverables.

11.2  If  IBM terminates this Agreement, an Attachment or SOW in accordance with
Section 11.1, Customer shall pay IBM the termination charges and other fees specified in the Agreement and any outstanding invoices. Monies owing IBM shall become immediately due and payable.

11.3 If Customer terminates this Agreement, an Attachment or SOW in accordance with Section 11.1, IBM will fill all applicable previously accepted purchase orders for IBM Deliverables, but IBM shall not be obligated to accept further applicable purchase orders after receiving notice of such termination.

11.4 This Base Agreement and any relevant Attachment will continue after its termination or expiration with respect to any SOWs already in place until they expire, are terminated or completed. In the event that no monies are due IBM, applicable Customer Deliverables shall be disposed of as directed by Customer in writing at Customer's expense after a termination or expiration.

11.5 Either party may terminate this Agreement on thirty (30) days prior written notice provided that there are no SOWs to this Agreement in effect as of the notification date.

12.0     EXPORT  REGULATIONS

12.1 Customer agrees that Customer will act as the exporter or importer of the IBM Deliverables, products, prototypes, and technical data. Customer warrants that Customer will comply with all applicable export laws including those of the U.S. Customer further agrees to comply with U.S. prohibitions on delivery of products, prototypes, and technical data and providing services to certain end users and for certain end uses including but not limited to, the following end uses/end users: nuclear facilities, space or missile, and weapons systems (including chemical and biological).

12.2 FOR ORDERS BY NON-U.S. CUSTOMERS WHO TAKE DELIVERY IN THE UNITED STATES THE FOLLOWING SECTION SHALL APPLY: Customer agrees that Customer will determine any export license requirements, obtain any export license or other U.S. Government export authorization, carry out any U.S. Customs formalities, and otherwise fulfill all relevant requirements for the export of products, prototypes, and technical data. Customer agrees that the designation of IBM as the U.S.
principal party in interest to the export, and the use by Customer or its designated forwarding agent(s) of any information supplied to Customer by IBM will be used solely for completion of the Shipper's Export Declaration (or AES record). Customer agrees to provide to IBM, or have its forwarding agent(s) provide, a copy of every Shipper's Export Declaration (or AES record) in which IBM's Employer Identification Number is used.

12.3 In the event that IBM arranges for export or import Customer agrees to provide all information necessary to determine all relevant export authorizations and to export and import the products, prototypes and technical data, including as applicable the Export Classification Control Number (ECCN) and subheadings, or munitions list category number and agrees to assist with obtaining any required licenses and authorizations, and with making any required filings. Customer shall be fully responsible for the correctness of information provided by Customer and any use of it to comply with applicable regulations.

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13.0     NOTICES

All notices shall be in writing, sent in a manner that generates a reliable written receipt, and addressed to the attention of the individual signatories, or their successors, of this Agreement on behalf of the parties, unless either party specifies otherwise in an Attachment that notices for specific services should be sent to the attention of a different addressee.

14.0     INDEPENDENCE  OF  ACTION

Each party agrees that this Agreement will not restrict the right of either party to enter into agreements with other parties for same or similar work, or to make, have made, use, sell, buy, develop, market or otherwise transfer any products or services, now or in the future, so long as confidential information exchanged in accordance with Section 10 is not disclosed.

15.0     DELIVERY

IBM will provide estimated delivery dates for each IBM Deliverable in the relevant Statement of Work. Unless otherwise agreed in the Statement of Work, any IBM Deliverables that constitute goods (under Incoterms 2000) will be shipped to Customer Ex Works IBM facility.



16.0     GENERAL

16.1   Independent  Contractor  -  Customer and IBM  are independent contractors
       -----------------------
and this Agreement does not create an agency, joint venture, partnership, or employment relationship between Customer and IBM, Customer and IBM Personnel, or IBM and Customer Personnel. Neither party assumes liability or responsibility for the other party's Personnel. IBM shall have the sole right to determine the manner and means of performing services, including, but not limited to, the assignment of its Personnel. All work shall be performed at IBM's designated locations unless otherwise mutually agreed in the relevant SOW. Each party will: (i) ensure it and its Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements; and (ii) be responsible for the supervision, control, compensation, withholdings, health and safety of its Personnel.

16.2   Compliance  with Laws - Each party shall comply, at its own expense, with
       ---------------------
all applicable United States (local, state and federal), European Union, and other country or country group laws and regulations, and shall procure all licenses and pay all fees and other charges required thereby.

16.3   Force  Majeure  -  Except for Customer's obligation to pay, neither party
       --------------
will be responsible for failing to perform under this Agreement for acts of God, natural disasters, labor strife or activity, or other similar causes beyond its reasonable control.

16.4   Choice of Law and Forum, Waiver of Jury Trial, Limitation of Action - The
       -------------------------------------------------------------------
validity, construction, and performance of this Agreement will be governed by the substantive laws of the State of New York, United States, as though this Agreement were executed in and fully performed within the State of New York and without regard to any conflict of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Neither party will bring a legal action against the other more than one (1) year after the cause of action arose, except for actions for non-payment or to enforce intellectual property rights. Both parties waive the right to a jury trial in any dispute arising out of this Agreement. Both parties agree that any action concerning this Agreement shall be brought in a court of competent jurisdiction in the State of New York and hereby consent to the personal jurisdiction of any such court and to service of process in the manner provided for the giving of notices pursuant to this Agreement. If, notwithstanding the foregoing, a New York court's judgment is not enforceable against a party, the other party may bring such an action concerning this Agreement in any court of competent jurisdiction.

16.5  Assignment  -  Due  to the personal nature of the services to be performed
      ----------
hereunder, without the prior written consent of IBM, Customer may not (i) assign or otherwise transfer this Agreement, in whole

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or in part, or any of its rights
and privileges hereunder, whether by way of merger, acquisition, change of control, operation of law or otherwise or (ii) delegate (including subcontracting) any of its obligations.

16.6  Waiver  -  No  delay  or  failure by either party to act in the event of a
      ------
breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this Agreement.

16.7  Severability  -  If  any  part,  term  or  provision  of this Agreement is
      ------------
declared  unlawful  or  unenforceable  by a court of competent jurisdiction, the
      -
remainder  of  this  Agreement  shall  remain  in  full  force  and  effect.

16.8  Headings  -  The  headings  contained  in this Agreement are for reference
      --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.9  Reproduction  -  Once  signed  by  both  parties, any reproduction of this
      ------------
Agreement made by reliable means (e.g. photocopy or facsimile) will be considered an original.

16.10  Survival  -  Any  terms  of  this  Agreement which by their nature extend
       --------
beyond expiration or termination of this Agreement shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.

16.11  English  Language  -  This  Agreement  is in English language only, which
       -----------------
shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in English language.

16.12  Beneficiary  - This Agreement is not intended to and does not benefit any
       -----------
party except IBM and Customer. It is the parties' express intent that this Agreement is not a third party beneficiary contract.

16.13  Amendment  -  This  Agreement  may not be amended or modified except by a
       ---------
written amendment signed by duly authorized signatories of both parties. Notwithstanding any provision in this Section 16.13, IBM may make unilateral changes, upon notice to customer, as required by United States (local, state and federal), European Union, and other country or country group laws and regulations.

16.14  Trademarks  and  Trade  Names  -  Nothing in this Agreement grants either
       -----------------------------
party any rights to use the other party's trademarks or trade names, directly or indirectly, in conjunction with any product, service, promotion, publication or publicity without prior written approval of the other party or trademark or trade name owner.
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